EXHIBIT 10.4

REVOLVING NOTE

$3,700,000.00

FOR VALUE RECEIVED, on or before April 15, 2012, US Rubber Reclaiming, Inc. ("Company"), unconditionally promises to pay to the order of Fair Holdings, Inc. (the "FHI"), at 815 E. Market, Akron OH, 44305, the principal sum of Three Million Seven Hundred Thousand Dollars ($3,700,000), or so much of such amount as may be disbursed by FHI as Advances made on the Revolving Loan under the terms of the Credit Agreement dated as of even date, by and between Company and FHI (referred to herein, as the same may hereafter be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"), with interest thereon at the rates provided in the Credit Agreement. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

The principal of this Revolving Note and all interest accruing thereon shall be due and payable by Company on such dates and in such amounts as provided in, and in accordance with the terms of, the Credit Agreement. All amounts received on this Revolving Note shall be applied in accordance with the terms of the Credit Agreement.

This Revolving Note is the "Revolving Note" referred to in the Credit Agreement, to which reference is made for the conditions and procedures under which Advances, payments, readvances and repayments may be made prior to the maturity of this Revolving Note, for the terms upon which Company may make prepayments from time to time and at any time prior to the maturity of this Revolving Note and the terms of any prepayment premiums, penalties and other charges which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Revolving Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

If any installment of interest due under the terms of this Revolving Note falls due on a day which is not a Business Day, the due date shall be extended to the next succeeding Business Day and interest will be payable at the applicable rate for the period of such extension.

If any installment of principal or interest due under the terms of this Revolving Note prior to maturity is not paid in full on or before the date which is ten (10) days after the date when due, then FHI at its option and without prior notice to the Company, may assess a late payment fee in an amount equal to the greater of $25.00 per day or five percent (5%) of the amount past due up to the maximum of $2,500.00 per late charge. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Revolving Note. Waiver by FHI of any late payment fee assessed, or the failure of FHI in any instance to assess a late payment fee shall not be construed as a waiver by FHI of its right to assess late payment fees thereafter.

All amounts payable under this Revolving Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

The holder of this Revolving Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Revolving Note, or approve reductions of the payments thereon, release of any collateral securing payment of such indebtedness or accept a renewal Revolving Note or Revolving Notes therefore, all without notice to Company or any endorser(s), and Company and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Company and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Revolving Note and each of them consents to all extensions of the time of payment thereof.

The principal amount of this Revolving Note outstanding from time to time shall be determined by reference to the books and records of FHI on which shall be recorded each Advance under the Revolving Loan evidenced by this Revolving Note, and all payments by Company on account of such Revolving Loan. Such books and records shall be deemed prima facie to be correct on such matters.

This Revolving Note is made under and will be governed in all cases by the substantive laws of the State of Ohio, notwithstanding the fact that Ohio conflicts of laws rules might otherwise require the substantive rules of law of another jurisdiction to apply.

US Rubber Reclaiming, Inc.,
A Mississippi corporation

By: /s/ John D. LaGrone